Exhibit 99.1

BGC PARTNERS UPDATES ITS OUTLOOK FOR THE FOURTH QUARTER OF 2017

NEW YORK, NY – December 20, 2017 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners”, “BGC”, or the “Company”), a leading global brokerage company servicing the financial and real estate markets, today updated its outlook with respect to its financial results for the quarter ending December 31, 2017.

Going forward, the Company will no longer be referring to its non-GAAP financial measures as Distributable Earnings. BGC will instead be referring to them as Adjusted Earnings.

Updated Outlook1

BGC’s revenues and pre-tax adjusted earnings for the fourth quarter of 2017 are now expected to be around the high-end of the range of its previously stated guidance.

The Company’s consolidated outlook incorporates the outlook for Real Estate Services offered through its newly publicly traded subsidiary Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”), Financial Services offered through the Company’s wholly owned subsidiaries, and Corporate items. Newmark’s revenues are expected to be more than half the Company’s quarterly consolidated revenues.

Between the IPO of Newmark and the distribution to BGC’s stockholders2 of all of the shares of Newmark’s common stock, BGC currently expects to maintain its quarterly dividend of 18 cents per share.

Newmark is expected to issue its separate quarterly financial results press release and to host its own conference call to discuss its quarterly results on February 9. BGC is expected to issue its quarterly financial results press release and to host its conference call to discuss its quarterly results on February 7. Details of both calls will be announced at a later date. Additionally, beginning with the fourth quarter of 2017 financial results press release, Newmark expects to provide standalone guidance for items including revenues, pre-tax non-GAAP earnings and non-GAAP provision for taxes on an annual basis.

BGC is expected to include Newmark in its consolidated results until the planned spin-off of Newmark. 2 Consistent with past practice, BGC expects to continue to issue quarterly financial results press releases, host quarterly conference calls and provide quarterly guidance for revenues, pre-tax non-GAAP earnings and non-GAAP provision for taxes.

Recognition of Nasdaq Earn-out Payments

Consistent with Newmark’s methodology of recognizing income related to the receipt of Nasdaq earn-out payments in the third quarter under GAAP, beginning from the first quarter of 2018, BGC will recognize the receipt of Nasdaq earn-out payments when earned in the third quarter for adjusted earnings instead of pro-rating over four quarters. This GAAP methodology will lead to earlier recognition of the Nasdaq income.

[1]	See the Company’s financial results press release and related Current Report on Form 8-K filed with the SEC, both dated October 26, 2017, for BGC’s previous outlook.
[2]

BGC Partners currently expects to pursue a distribution (or “spin-off”) to its common stockholders of all of the shares of Newmark common stock that it then owns in a manner that is intended to qualify as generally tax-free for U.S. federal income tax purposes. The shares of Newmark’s common stock that BGC Partners owns are subject to the 180-day “lock-up” restriction contained in the underwriting agreement for the Newmark initial public offering.

A complete reconciliation under the new methodology from the first quarter of 2016 onward will be available for download if one views the HTML version of the 4Q2017 release, once issued, at http://ir.bgcpartners.com. Those viewing the release on this website will see the link to the table near the top of the page. The reconciliation will also be available under the presentation section of http://ir.bgcpartners.com.

Certain Other Matters Following Newmark IPO and Prior to Spin-Off

In addition to updating its guidance for revenues and pre-tax adjusted earnings for the fourth quarter of 2017, the Company disclosed the following items related to the period after the Newmark IPO and prior to the planned spin-off of Newmark.

Consolidated Adjusted Earnings

Following the IPO of its subsidiary Newmark, BGC will continue to report consolidated revenues and GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries and pre-tax Adjusted Earnings before income taxes and noncontrolling interest in subsidiaries in a manner consistent with prior periods. However, BGC will now recognize additional non-controlling interest with respect to the publicly held shares in Newmark Group, Inc., the impact of which is not expected to be material for the fourth quarter of 2017.

Subsequent to the IPO, each unit holder of BGC Holdings, L.P. (“BGC Holdings”) will hold equivalent pro-rata units in Newmark Holdings, L.P. (“Newmark Holdings”). Accordingly, Adjusted Earnings are expected to reflect the consolidated earnings of the company.

Earnings available to the Company’s common stockholders for dividends, among other things, is expected to continue to be determined by post-tax Adjusted Earnings. Please see the section on the defintion of post-tax Adjusted Earnings in the back of this release.

Additional Standalone Units

BGC and Newmark may issue additional standalone partnership units in BGC Holdings and Newmark Holdings, respectively, generally to employees, going forward. Following the issuance of additional standalone partnership units, partnership units in BGC Holdings and Newmark Holdings may have different economic entitlements relative to those of common shares in BGC. Should these standalone partnership units be issued, BGC may recognize additional non-controlling interests with respect to BGC Holdings and Newmark Holdings. BGC’s Adjusted Earnings for common stockholders is expected to be calculated to include only those earnings available to holders of the common stock of BGC.

Dividend and Distribution to BGC Common Shareholders Prior to Spin-Off

BGC Partners currently expects to pursue a distribution to its stockholders of all of the shares of Newmark’s common stock that it owns in a manner that is intended to qualify as generally tax-free for U.S. federal income tax purposes (“the spin-off”). As currently contemplated, shares of Newmark’s Class A common stock held by BGC Partners would be distributed to the holders of shares of Class A common stock of BGC Partners and shares of Newmark’s Class B common stock held by BGC Partners would be distributed to the holders of shares of Class B common stock of BGC Partners (which are currently Cantor Fitzgerald, L.P. and another entity controlled by Howard W. Lutnick). The determination of whether, when and how to proceed with any such distribution is entirely within the discretion of BGC Partners.

The definition of Adjusted Earnings has been updated in this release to reflect these changes. Please see the sections in the back of this release for the updated definitions.

Adjusted Earnings Defined

BGC Partners uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings,” which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.

As compared with “income (loss) from operations before income taxes”, and “net income (loss) per fully diluted share”, all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC.

Adjustments Made to Calculate Pre-Tax Adjusted Earnings

BGC defines pre-tax Adjusted Earnings as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries excluding items, such as:

*	non-cash asset impairment charges, if any;

*	net non-cash GAAP gains related to originated mortgage servicing right (which the Company refers to as “OMSR”) gains and mortgage servicing right (which BGC refers to as “MSR”) amortization;

*	allocations of net income to limited partnership units;

*	non-cash charges related to the amortization of intangibles with respect to acquisitions; and

*	non-cash charges relating to grants of exchangeability to limited partnership units that reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP.

Virtually all of BGC’s key executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of the Company’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units and grant exchangeability to unit holders to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability BGC uses to calculate post-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings.”

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time, non-ordinary or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing operations of BGC. BGC’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing performance of BGC.

Recognition of Nasdaq Earn-out Payments

Consistent with Newmark’s methodology of recognizing income related to the receipt of Nasdaq earn-out payments in the third quarter under GAAP, beginning with the first quarter of 2018, BGC will recognize the receipt of Nasdaq earn-out payments when earned in the third quarter for adjusted earnings instead of pro-rating over four quarters. This GAAP methodology will lead to earlier recognition of the Nasdaq income.

Adjustments Made to Calculate Post-Tax Adjusted Earnings

Because Adjusted Earnings are calculated on a pre-tax basis, BGC also intends to report post-tax Adjusted Earnings on a consolidated basis. The Company defines post-tax Adjusted Earnings as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and Adjusted Earnings attributable to noncontrolling interest in subsidiaries.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; certain charges related to tax goodwill amortization; and deductions with respect to charitable contributions. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates. This amount is the Company’s non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Adjusted Earnings Attributable to Noncontrolling Interest in Subsidiaries

Adjusted Earnings attributable to noncontrolling interest in subsidiaries is calculated based on the relevant noncontrolling interest existing on the balance sheet date. Following the Newmark IPO, noncontrolling interests will exist for Newmark Group, Inc., and on the issuance of additional standalone units for BGC Holdings L.P and Newmark Holdings L.P., because relevant units/shares may have different economic entitlements to common stock of BGC Partners, Inc.

Calculations of Pre-Tax and Post-Tax Adjusted Earnings per Common Share

BGC’s Adjusted Earnings per common share calculations assume either that:

*	the fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or

*	the fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per common share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of post-tax Adjusted Earnings per common share.

The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its board of directors.

Other Matters with Respect to Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

BGC anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless BGC makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

*	allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;

*	the impact of certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;

*	non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and

*	acquisitions, dispositions and/or resolutions of litigation which are fluid and unpredictable in nature.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC offers Real Estate Services through its publicly traded subsidiary Newmark Group, Inc. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including FENICS, BGC Trader, Capitalab, Lucera, and FENICS Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow the Company at https://twitter.com/bgcpartners and/or https://www.linkedin.com/company/bgc-partners.

Real Estate Services are offered through its publicly traded subsidiary Newmark Group, Inc. whose brands include Newmark Knight Frank, Newmark Cornish & Carey, Apartment Realty Advisors (“ARA”), Computerized Facility Integration, and Excess Space. Newmark is a full-service commercial real estate services business that offers a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark’s investor/owner services and products include capital markets, which consists of investment sales, agency leasing, property management, valuation and advisory, diligence and underwriting and, under other trademarks and names like Berkeley Point and NKF Capital Markets, government sponsored enterprise lending, loan servicing, debt and structured finance and loan sales.

Newmark’s occupier services and products include tenant representation, real estate management technology systems, workplace and occupancy strategy, global corporate services consulting, project management, lease administration and facilities management. Newmark enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio. Newmark has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies.

BGC, BGC Trader, GFI, FENICS, FENICS.COM, Capitalab, Swaptioniser, ColleX, Newmark, Grubb & Ellis, ARA, Computerized Facility Integration, Landauer, Lucera, Excess Space, Excess Space Retail Services, Inc., Berkeley Point and Grubb are trademarks/service marks, and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to: the possibility that the IPO may disrupt or have an adverse effect on BGC’s or Newmark’s businesses; the expected timetable for any potential distribution to BGC’s stockholders of shares of Newmark common stock (the “Distribution”); the possibility that the Distribution will not be consummated within the anticipated timetable or at all, including as the result of regulatory, market and other conditions; the potential that BGC and Newmark will not realize all or any of the expected benefits of the separation of Newmark from BGC and the IPO; and the possibility that changes in interest rates, commercial real estate values, the regulatory environment, the effects of weather events or natural disasters, pricing or other competitive pressures, and other market conditions or factors could cause the results of BGC or Newmark to differ from the forward-looking statements contained or incorporated by reference herein. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s and BGC’s filings with the U.S. Securities and Exchange Commission. Except as required by law, Newmark and BGC undertake no obligation to update any forward-looking statements.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Jason McGruder, Ujjal Basu Roy or Kelly Collar

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